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                                                                                                                EXHIBIT 11
                                                              KEYCORP
                                            COMPUTATION OF NET INCOME PER COMMON SHARE
                                         (dollars in thousands, except per share amounts)


                                                             Three months ended September 30,     Nine months ended September 30,
                                                             --------------------------------     -------------------------------
                                                                      1995               1994              1995              1994
                                                             -------------      -------------     -------------     -------------
NET INCOME APPLICABLE TO COMMON SHARES
    Net income                                                    $209,646           $229,328          $618,311        $659,730
    Less: Preferred dividend requirements                            4,000              4,000            12,000          12,000
                                                             -------------      -------------     -------------     -------------
    Net income applicable to Common Shares                        $205,646           $225,328          $606,311        $647,730
                                                             =============      =============     =============   =============

NET INCOME PER COMMON SHARE
    Weighted average Common Shares outstanding                 228,187,105        244,132,128       234,461,924     243,635,197
                                                             =============      =============     =============   =============
    Net income applicable to Common Shares                        $205,646           $225,328          $606,311        $647,730
                                                             =============      =============     =============   =============
    Net income per Common Share                                       $.90               $.92             $2.59           $2.66
                                                             =============      =============     =============   =============

NET INCOME PER COMMON SHARE -- PRIMARY
    Weighted average Common Shares outstanding                 228,187,105        244,132,128       234,461,924     243,635,197
    Dilutive common stock options (1)                            2,359,502          2,813,300         1,903,072       2,672,647
                                                             -------------      -------------     -------------   -------------
    Weighted average Common Shares and Common Share
        equivalents outstanding                                230,546,607        246,945,428       236,364,996     246,307,844
                                                             =============      =============     =============   =============
    Net income applicable to Common Shares                        $205,646           $225,328          $606,311        $647,730
                                                             =============      =============     =============   =============
    Net income per Common Share                                       $.89               $.91             $2.57           $2.63
                                                             =============      =============     =============   =============

NET INCOME PER COMMON SHARE -- FULLY DILUTED
    Weighted average Common Shares outstanding                 228,187,105        244,132,128       234,461,924     243,635,197
    Dilutive common stock options (1)                            2,970,326          2,813,804         3,104,555       2,675,110
                                                             -------------      -------------     -------------   -------------
    Weighted average Common Shares and Common Share
        equivalents outstanding                                231,157,431        246,945,932       237,566,479     246,310,307
                                                             =============      =============     =============   =============
    Net income applicable to Common Shares                        $205,646           $225,328          $606,311        $647,730
                                                             =============      =============     =============   =============
    Net income per Common Share                                       $.89               $.91             $2.55           $2.63
                                                             =============      =============     =============   =============

(1)   Dilutive common stock options are based on the treasury stock method using average market price in computing net income per
      Common Share--primary, and the higher of period-end market price or average market price in computing net income per Common
      Share--fully diluted.

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